                                                                   EXHIBIT 99.01
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 RES-CARE, INC.
                            10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223
                        PROXY -- MEETING OF SHAREHOLDERS

    The undersigned, a shareholder of Res-Care, Inc., a Kentucky corporation, hereby appoints Ronald G. Geary and E. Halsey Sandford and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the common shares of Res-Care which the undersigned would be entitled to vote if personally
present at the Meeting of Shareholders to be held at                     on
        ,           , 1999 at   :    .m. local time (E.D.T.), and at any
adjournment thereof.

    The undersigned hereby instructs said proxies or their substitutes:
    1. TO APPROVE THE ISSUANCE OF RES-CARE COMMON SHARES IN CONNECTION WITH ITS MERGER WITH PEOPLESERVE, INC. AND ISSUABLE IN EXCHANGE FOR PEOPLESERVE STOCK OPTIONS IN THE AMOUNTS AND UPON THE TERMS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING MERGER AGREEMENT.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


    2. ELECTION OF DIRECTORS:
       Seymour L. Bryson, James R. Fornear, Ronald G. Geary, Olivia F. Kirtley,
       W. Bruce Lunsford, Spiro B. Mitsos and E. Halsey Sandford

       [ ] VOTE FOR ALL NOMINEES LISTED ABOVE (EXCEPT THOSE LISTED     [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
           BELOW)

     INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.

    3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999:

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

    This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

    This Proxy, when properly executed, will be voted in accordance with any directions given. Unless otherwise specified, the proxy will be voted FOR Proposals 1, 2, 3 and 4. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

    4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

    The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and
Proxy Statement/Prospectus, both dated             , 1999, and a copy of
Res-Care's Annual Report for the period ended December 31, 1998.

                                        Please sign exactly as shares are
                                        registered. If shares are held by joint
                                        tenants, all parties in the joint
                                        tenancy must sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ----------------------------------------
                                        SIGNATURE                           DATE

                                        ----------------------------------------
                                        SIGNATURE IF HELD JOINTLY           DATE